UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 28, 2003

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events
AirTran Holdings, Inc. is filing as Exhibit 99 to this Form 8-K a press release issued by AirTran Holdings, Inc. and AirTran Airways, Inc. on January 28, 2003 announcing financial results for the fourth quarter of 2002.

Item 7.  Financial Statements and Exhibits
  (c) Exhibits. The following exhibit is filed with this Report:

          99 - Press Release of AirTran Holdings, Inc. and AirTran Airways, Inc. (January 28, 2003)

Item 9.   Regulation FD
On January 28, 2003 members of AirTran Holdings, Inc. (the "Company") management held a conference call with investors to discuss the release of the Company's financial results for the fourth quarter and twelve months ended December 31, 2002 as well as certain information regarding estimates for 2003.

During this call, management noted the following among other things:
--	Total cash was $138.3 million at December 31, 2002.
--	Long-term debt was $199.7 million at December 31, 2002.
--	Total shareholders' equity was $51.9 million at December 31, 2002.
--	Available seat miles, excluding regional jets, are expected to grow in 2003 by approximately 22 percent as we take delivery of 23 Boeing 717 aircraft and retire our remaining DC-9 aircraft.
--

We are projecting an average fuel price between $0.85 and $0.90 per gallon for 2003, including all taxes and fees and assuming no adverse international developments. We have hedged approximately 60 percent of our projected aircraft fuel needs in the first quarter at $0.86 per gallon all-in, 45 percent in the second quarter, 35 percent in the third quarter and 20 percent in the fourth quarter of 2003.

--	Aircraft insurance and security costs are projected to decline approximately 8 to 10 percent due to lower insurance renewal rates offset by increased number of passengers.
--	Unit costs are projected to improve an additional 2 to 3 percent assuming no changes to our fuel cost guidance.
--	Non-aircraft capital expenditures are projected to be approximately $20 million for 2003.
--	Our effective income tax rate is estimated to be approximately 10 to 15 percent for 2003.

The information contained in this Form 8-K, including Exhibit 99, contains forward-looking statements. Statements regarding the Company's success, business model, improved operational performance and our ability to maintain or improve low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2001. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2003	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: January 28, 2003	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

3

EXHIBIT 99

AirTran Holdings Reports Net Income of $7.5 Million for Fourth Quarter
and $10.7 Million for the Full Year
- Unit Costs Improve by 8.8% for the Year -

     ORLANDO, Fla. (January 28, 2003) - AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income for the fourth quarter 2002 of $7.5 million or $0.10 per diluted share versus a loss of $14.2 million or $0.20 per diluted share in the year earlier period.

     Fourth-quarter results of 2001 were reduced by $1.3 million or $0.02 per diluted share representing an adjustment to amounts received under a government grant program. There were no special adjustments in the fourth quarter of 2002.

     Net income for the full-year 2002 was $10.7 million or $0.15 per diluted share compared to a profit of $21.7 million for 2001 before non-recurring adjustments.

     The full-year 2002 results included a credit of $0.6 million or $0.01 per diluted share representing the final adjustment to the government grant program. During 2001 the Company recorded net pre-tax adjustments of $23.9 million and an after-tax adjustment of $0.7 million, resulting in a reported net loss for 2001 of $2.8 million or $0.04 per share.

     "Once again, we are pleased to report another quarter of earnings, the third consecutive quarter of profitability this year," said Joe Leonard, chairman and chief executive officer. "On behalf of every member of the AirTran Airways team, I would like to thank our customers for their support. We appreciate your business and look forward to serving you again throughout 2003."

     During the fourth quarter, capacity increased 39.3% year over year as AirTran Airways continued to add new fuel efficient Boeing 717 aircraft. Traffic increased 44.6% resulting in a 2.4 percentage point increase in load factor. Passenger yield increased 2.3% to 13.2 cents resulting in a 6.3% increase in year over year unit revenue to 8.8 cents.

     Total revenue for 2002 increased 10.3% to $733.4 million compared to $665.2 million in 2001. Revenue passengers increased to 9.7 million or 16.3% on a year over year basis. Capacity increased 26.3% in 2002 driven by an increase of 5 aircraft, net of retirements, while traffic increased 23.9% resulting in a load factor of 67.6%.

     Robert L. Fornaro, president and chief operating officer remarked: "Our operating performance steadily improved throughout the year as we added new 717s. In addition, our employees continued to deliver the caring customer service that distinguishes AirTran Airways from the other airlines. Great service and low fares will keep our customers coming back."

     Fourth quarter operating cost per available seat mile improved by 4.8% to 8.4 cents compared to 8.8 cents in the fourth quarter of 2001. For the full year, unit costs improved 8.8% to 8.5 cents.

     Stan Gadek, senior vice president of finance and chief financial officer said: "AirTran Airways' continued improvement in unit costs reflects the outstanding economic performance of the Boeing 717. In addition, AirTran Airways' Crew Members also contributed to the cost reductions by controlling expenses and achieving high levels of productivity. Our fourth quarter financial performance was truly a team effort."
4

Highlights of the airline's accomplishments in 2002 include:
--	Successfully launched service to new destinations, including Kansas City, Milwaukee, Rochester, West Palm Beach and Wichita, resulting in a total of 40 destinations and 400 flights each day
--	Launched AirTran JetConnect, a new regional jet service operated by Air Wisconsin
--	In partnership with Juniper Bank of Wilmington, Del., debuted reward-earning Visa credit card
--	Broke ground with Atlanta Mayor Shirley Franklin and members of the Atlanta City Council on a $14.5 million, 56,700 square-foot hangar at Hartsfield Atlanta International Airport
--	Served 9.7 million passengers in 2002 and 2.5 million in the fourth quarter - an all-time Company record for both periods
--	Took delivery of the 50th Boeing 717 aircraft and secured financing for 23 additional deliveries in 2003
--	Reached milestone of 56% of all bookings transacted via the Internet
--	Upgraded features on airtran.com including seat assignments on select fares and, through Expedia's Worldwide Travel Exchange, the ability to book hotel rooms
--	Named "Airline of the Year" by the Southeast Chapter of the American Society of Travel Agents for the fourth consecutive year
--	Named "Best Low Fare Airline" for a third time by Entrepreneur magazine
--	Forged a strategic partnership with The Coca Cola Company and became the first airline to offer Vanilla Coke® and Dasani® Water onboard

Editor's note: Statements regarding the Company's success, business model, improved operational performance and our ability to maintain or improve low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2001. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

5
AirTran Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data and statistical summary) (Unaudited)
	Three Months Ended December 31,				Percent
	2002		2001*		Change
Operating Revenues:
Passenger	$194,347		$131,253		48.1
Cargo	280		233		20.1
Other	5,643		3,494		61.5
Total operating revenues	200,270		134,980		48.4

Operating Expenses:
Salaries, wages and benefits	55,563		39,821		39.5
Aircraft fuel	40,961		30,004		36.5
Aircraft rent	22,939		11,998		91.2
Distribution	10,184		9,169		11.1
Maintenance, materials and repairs	12,192		12,130		0.5
Landing fees and other rents	10,726		8,516		26.0
Aircraft insurance and security services	7,518		4,176		80.0
Marketing and advertising	4,365		3,623		20.5
Depreciation	4,411		5,321		(17.1)
Other operating	17,050		15,396		10.7
Government grant	--		1,300		--
Total operating expenses	185,909		141,454		31.4
Operating Income (Loss)	14,361		(6,474)		--

Other (Income) Expense:
Interest income	(500)		(503)		(0.6)
Interest expense	7,358		7,762		(5.2)
SFAS 133 adjustment	--		497		--
Other expense, net	6,858		7,756		(11.6)

Income (Loss) Before Income Taxes	7,503		(14,230)		--

Income Tax Expense (Benefit)	--		(72)		--

Net Income (Loss)	$7,503		$(14,158)		--
	=======		=======
Earnings (Loss) per Common Share
Basic	$0.11		$(0.20)		--
Diluted	$0.10		$(0.20)		--

Weighted-average Shares Outstanding
Basic	70,992		69,403		2.3
Diluted	72,131		69,403		3.9

EBITDAR**	$41,711		$12,145		243.4
Operating margin**	7.2%		(3.8	) %	11.0	pts.
Net margin**	3.7%		(9.5	) %	13.2	pts.

Fourth Quarter Statistical Summary: **
Revenue passengers	2,509,191		1,853,398		35.4
Revenue passenger miles (000s)	1,469,616		1,016,277		44.6
Available seat miles (000s)	2,219,048		1,593,348		39.3
Block hours	62,557		45,498		37.5
Passenger load factor	66.2%		63.8%		2.4	pts.
Break-even load factor	63.7%		70.0%		(6.3	)pts.
Average fare	$77.45		$70.82		9.4
Average yield per RPM	13.22	¢	12.92	¢	2.3
Passenger revenue per ASM	8.76	¢	8.24	¢	6.3
Operating cost per ASM	8.38	¢	8.80	¢	(4.8)
Non-fuel operating cost per ASM	6.53	¢	6.91	¢	(5.5)
Average cost of aircraft fuel per gallon	92.62	¢	85.87	¢	7.9
Weighted-average number of aircraft	64		59		8.5

* **	Certain 2001 amounts have been reclassified to conform with 2002 presentation. Where appropriate, statistical calculations for 2001 exclude a government grant adjustment of $1.3 million.

6

AirTran Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data and statistical summary) (Unaudited)
	Year Ended December 31,		Percent
	2002	2001*	Change
Operating Revenues:
Passenger	$713,711	$648,486	10.1
Cargo	1,206	1,937	(37.8)
Other	18,453	14,741	25.2
Total operating revenues	733,370	665,164	10.3

Operating Expenses:
Salaries, wages and benefits	203,435	159,057	27.9
Aircraft fuel	154,467	139,355	10.8
Aircraft rent	72,690	35,363	105.6
Distribution	43,115	45,400	(5.0)
Maintenance, materials and repairs	47,288	68,670	(31.1)
Landing fees and other rents	42,291	35,672	18.6
Aircraft insurance and security services	29,323	12,511	134.4
Marketing and advertising	20,967	18,468	13.5
Depreciation	17,072	28,159	(39.4)
Other operating	72,159	67,188	7.4
Impairment loss/lease termination	--	46,069	--
Special charges	--	2,494	--
Government grant	(640)	(28,951)	(97.8)
Total operating expenses	702,167	629,455	11.6
Operating Income	31,203	35,709	(12.6)

Other (Income) Expense:
Interest income	(2,102)	(4,959)	(57.6)
Interest expense	29,203	37,441	(22.0)
Convertible debt discount amortization	--	4,291	--
SFAS 133 adjustment	(5,857)	(2,204)	165.7
Other expense, net	21,244	34,569	(38.5)

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle	9,959	1,140	773.6

Income Tax Expense (Benefit)	(786)	3,240	--

Income (Loss) Before Cumulative Effect of Change in Accounting Principle	10,745	(2,100)	--

Cumulative Effect of Change in Accounting Principle, Net of Tax	--	(657)	--

Net Income (Loss)	$10,745	$(2,757)	--
	=======	=======
Basic Earnings (Loss) per Common Share
Earnings (loss) before cumulative effect of change in accounting principle	$0.15	$(0.03)	--
Cumulative effect of change in accounting principle	--	(0.01)	--
Earnings (loss) per common share, basic	$0.15	$(0.04)	--
	=======	=======
Diluted Earnings (Loss) per Common Share
Earnings (loss) before cumulative effect of change in accounting principle	$0.15	$(0.03)	--
Cumulative effect of change in accounting principle	--	(0.01)	--
Earnings (loss) per common share, diluted	$0.15	$(0.04)	--
	=======	=======
Weighted-average Shares Outstanding
Basic	70,409	67,774	3.9
Diluted	73,153	67,774	7.9

EBITDAR**	$120,325	$118,843	1.2
Operating margin**	4.2%	8.3%	(4.1	)pts.
Net margin**	1.4%	3.1%	(1.7	)pts.

* **

Certain 2001 amounts have been reclassified to conform with 2002 presentation.
Where appropriate, statistical calculations for 2002 exclude a government grant of $0.6 million. Statistical calculations for 2001 exclude impairment loss/lease termination, special charges, government grant and debt discount on convertible debt of $46.1 million, $2.5 million, $29.0 million and $4.3 million, respectively.

7

AirTran Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data and statistical summary) (Unaudited)
	Year Ended December 31,				Percent
	2002		2001*		Change
Twelve Month Statistical Summary: **
Revenue passengers	9,653,777		8,302,732		16.3
Revenue passenger miles (000s)	5,581,263		4,506,007		23.9
Available seat miles (000s)	8,255,809		6,537,756		26.3
Block hours	236,581		190,754		24.0
Passenger load factor	67.6%		68.9%		(1.3	)pts.
Break-even load factor	66.7%		66.3%		0.4	pts.
Average fare	$73.93		$78.11		(5.4)
Average yield per RPM	12.79	¢	14.39	¢	(11.1)
Passenger revenue per ASM	8.64	¢	9.92	¢	(12.9)
Operating cost per ASM	8.51	¢	9.33	¢	(8.8)
Non-fuel operating cost per ASM	6.64	¢	7.20	¢	(7.8)
Average cost of aircraft fuel per gallon	90.37	¢	93.85	¢	(3.7)
Weighted-average number of aircraft	62		55		12.7

* **

Certain 2001 amounts have been reclassified to conform with 2002 presentation.
Where appropriate, statistical calculations for 2002 exclude a government grant of $0.6 million. Statistical calculations for 2001 exclude impairment loss/lease termination, special charges, government grant and debt discount on convertible debt of $46.1 million, $2.5 million, $29.0 million and $4.3 million, respectively.

8